Exhibit 99.1

PNC Bank, National Association	PNC Capital Markets LLC
Three PNC Plaza	Three PNC Plaza
225 Fifth Avenue, 4th Floor	225 Fifth Avenue, 5th Floor
Pittsburgh, Pennsylvania 15222	Pittsburgh, Pennsylvania 15222

April 30, 2012

Amendment to Senior Secured Revolving Credit Facility
Commitment Letter

Arch Coal Inc.

One City Place Drive

Suite 300

St. Louis, MO 63141

Attention:  John Drexler, Chief Financial Officer

Ladies and Gentlemen:

Arch Coal, Inc. (the “Borrower”, the “Company” or “you”) has advised PNC Capital Markets LLC (“PNC Capital Markets” or “Lead Arranger”) and PNC Bank, National Association (“PNC Bank”) (collectively, “us” or “we”) that it intends to consummate the transactions described in the Transaction section of the Summary of Terms and Conditions attached hereto as Exhibit A (the “Term Sheet”).  Reference is made to that certain Amended and Restated Credit Agreement, dated June 14, 2011, by and among the Borrower, the guarantors party thereto, the lenders party thereto, and PNC Bank, as administrative agent (the “Credit Facility” or the “Credit Agreement”).  Capitalized terms used herein but not defined herein are given the meanings assigned to them in the Term Sheet or the Credit Agreement.

In connection with the foregoing, you have requested that the Lead Arranger agree to structure and arrange an amendment to the Credit Agreement on terms and conditions substantially similar to those set forth in the Term Sheet (the “Amendment”).

1.             Commitments.      PNC Bank is pleased to advise you that, subject to the conditions set forth in paragraph 2 of this Commitment Letter it shall, on behalf of the Required Lenders, enter into and execute the Amendment.

2.             Conditions to Financing.     PNC Bank’s obligations are conditioned on, among other things, the negotiation, execution and delivery of definitive credit documentation (the “Credit Documentation”) in form and content satisfactory to the Borrower, the Lead Arranger, and PNC Bank (in its capacity as Administrative Agent).  A failure by PNC Bank or the Borrower to agree reasonably in the Credit Documentation to terms not otherwise set forth in the Term Sheet will not constitute a breach of the commitment set forth in this letter.

In addition to the terms and conditions set forth in the Term Sheet, PNC Bank’s commitment to provide the proposed Amendment is further subject to: (i) the accuracy and completeness in all material respects of all representations that the Borrower makes to the Lenders (including PNC Bank) and all information that the Borrower furnishes to the Lenders (including the Lead Arranger and PNC Bank); and (iii) the Borrower’s compliance with the terms of this letter, including, without limitation, the payment in full of all reasonable and documented fees, expenses and other amounts payable under the Commitment Letter.  The Lead Arranger may terminate the engagement hereunder if any event occurs or information becomes available that, in its reasonable judgment, results in or is reasonably likely to result in the failure to satisfy any condition set forth in this paragraph.

3.             Fees; Indemnification and Expenses.       You hereby agree to reimburse PNC Capital Markets and PNC Bank from time to time on demand for all reasonable and documented out-of-pocket fees and expenses (whether incurred before or after the date hereof) which they may incur while performing services hereunder, including in connection with the negotiation, preparation, due diligence, execution, syndication, delivery and enforcement of this letter and the Credit Documentation. These include, without limitation, reasonable fees and expenses of legal counsel, appraisers, experts and consultants. Such reimbursement shall not be contingent upon the closing of the Amendment or execution of any Credit Documentation.

You further agree to indemnify and hold harmless PNC Capital Markets, PNC Bank and each of their respective affiliates and each of their respective officers, directors, employees, advisors and agents (each an “Indemnified Person”) from and against (and will reimburse each Indemnified Person as the same are incurred for) any and all losses, claims, damages, liabilities, costs and expenses (including without limitation reasonable fees and expenses of legal counsel), joint or several, which may be incurred by or asserted or awarded against any Indemnified Person (including, without limitation, in connection with any investigation, litigation or other proceeding or preparation of a defense in connection therewith), in each case arising out of or in connection with: (a) this letter, (b) the Term Sheet, or (c) any other transaction contemplated by any of the foregoing, except to the extent such claim, damage, loss, liability, cost or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Person’s own gross negligence or willful misconduct or that of its respective affiliates or each of their respective officers, directors, employees, advisors and agents.  In the case of an investigation, litigation or other proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, any of its directors, security holders or creditors, an Indemnified Person or any other person or an Indemnified Person is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated.  No Indemnified Person shall be liable for any damage arising from the use by others of the Term Sheet, any projections or any materials that may be used in connection with structuring and arranging the Amendment (collectively the “Information Materials”) obtained through electronic, telecommunications or other information systems, except to the extent such damages are found by a final, non-appealable judgment of a court to arise from the gross negligence or

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willful misconduct of such Indemnified Person.  In addition, no Indemnified Person shall be liable for any special, indirect, consequential or punitive damages in connection with the Amendment.

4.             Sharing of Information.   You acknowledge that the Lead Arranger is a financial services firm and the Lead Arranger may from time to time effect transactions, for its own or its affiliates’ account or the account of customers, and hold positions in loans, securities or options on loans or securities of you, your affiliates and of other companies that may be the subject of the transactions contemplated by the Commitment Letter.  In addition, neither the Lead Arranger nor the Administrative Agent and none of their respective affiliates will use confidential information obtained from you or your affiliates or on your or their behalf by virtue of the transactions contemplated hereby in connection with the performance by the Lead Arranger or the Administrative Agent and their respective affiliates of services for other companies or other persons and neither the Lead Arranger nor the Administrative Agent or their respective affiliates will furnish any such information to any of their other customers.  You also acknowledge that the Lead Arranger and the Administrative Agent and their respective affiliates have no obligation to use in connection with the transactions contemplated hereby, or to furnish to you, confidential information obtained from other companies or other persons.

5.             Confidentiality.

This letter is delivered to you on the understanding that neither the Commitment Letter, nor any of its terms or substance shall be disclosed, directly or indirectly, to any other person except (a) you and your officers, directors, employees, affiliates, members, partners, stockholders, attorneys, accountants, agents and advisors, (b) in any legal, judicial or administrative proceeding or as otherwise required by or regulation or as requested by a governmental authority (in which case you agree, to the extent permitted by law, to inform us promptly in advance thereof) and (c) after your acceptance hereof, this letter and the existence and contents hereof may be disclosed in any prospectus or offering memoranda relating to the Amendment, in any syndication or other marketing material in connection with the Amendment or in connection with any public filing requirement; provided that the foregoing restrictions shall cease to apply in respect to the existence and contents of this letter after this letter has been accepted by you.

You acknowledge that the Lead Arranger and/or one or more of its affiliates may provide financing, equity capital, financial advisory and/or other services to parties whose interests may conflict with your interests. Neither the Lead Arranger nor any of its respective affiliates will furnish confidential information obtained from you to any of their other customers. Furthermore, neither the Lead Arranger nor any of its affiliates will make available to you confidential information that it has obtained or may obtain from any other person.

This letter is solely for the benefit of you and no other person or entity shall obtain any rights hereunder or be entitled to rely or claim reliance upon the terms and conditions hereof.

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6.             Acceptance and Termination.     PNC Bank’s commitment hereunder will expire on April 30, 2012, unless on or before that date you sign and return the enclosed copy of this letter.  Thereafter, PNC Bank’s commitment under this letter will expire on the earlier of (a) June 15, 2012, if the Amendment has not closed on or before that date, and (b) upon the closing of the Amendment.  These expiration dates may only be extended in writing by PNC Bank and PNC Capital Markets.

7.             Patriot Act.     PNC Capital Markets hereby notifies you that pursuant to the requirements of the U.S.A. PATRIOT ACT (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it and each of the Lenders is required to obtain, verify and record information that identifies you and your affiliates, which information may include your or their respective names and addresses, and other information that will allow PNC Capital Markets and each of the Lenders to identify you or any of them in accordance with the Patriot Act. This notice is given in accordance with the requirements of the Patriot Act and is effective for PNC Capital Markets and each of the Lenders.

8.             Survival of Obligations.     The provisions of Sections 3, 5 and 9 shall survive the termination of the undertakings of the Lead Arranger and the Administrative Agent hereunder, provided that your obligations hereunder shall automatically terminate and be superseded by the provisions of the Credit Documentation upon the closing of the Amendment, and you shall automatically be released from all liability in connection therewith at such time.

9.             Miscellaneous.

(a) This letter shall be governed by and construed in accordance with the laws of the State of New York.  Each party hereto consents to the nonexclusive jurisdiction and venue of the state or federal courts located in New York.  Each party hereto irrevocably waives, to the fullest extent permitted by applicable  law, (i) any right it may have to a trial by jury in any legal proceeding arising out of or relating to the Commitment Letter or the transactions contemplated hereby or thereby (whether based on contract, tort or any other theory) and (ii) any objection that it may now or hereafter have to the laying of venue of any such legal proceeding in the state or federal courts located in the Borough of Manhattan and of the United States District Court of the Southern District of New York, and any Appellate Court from any thereof.

(b) This letter may not be assigned by you and no rights of yours hereunder may be transferred and no obligations may be delegated without the prior written consent of PNC Bank or PNC Capital Markets.

(c) This letter may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original and all of which, taken together, shall constitute one and the same letter. Delivery of an executed counterpart of a signature page to this letter by telecopier or electronic transmission shall be as effective as delivery of an original executed counterpart of this letter.

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(d) The letter may not be amended or modified, or any provisions hereof waived, except by a written agreement signed by all parties hereto. This letter is not intended to create a fiduciary relationship among the parties hereto.

(f) You acknowledge and agree that, as Lead Arranger, PNC Capital Markets is not advising you as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  You shall consult with your own advisors concerning such matters and shall be responsible for making your own independent investigation and appraisal of the transactions contemplated hereby, and PNC Capital Markets shall have no responsibility or liability to you with respect thereto.  Any review by PNC Capital Markets of you, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of PNC Capital Markets and PNC Bank and shall not be on behalf of you.

(g) When accepted, the Commitment Letter together with the Term Loan B commitment letter and corresponding fee letter, constitute the entire agreement between the Lead Arranger, PNC Bank, and you concerning the Amendment and replaces all prior understandings, statements and negotiations.

(h)  You hereby authorize PNC Capital Markets and PNC Bank at their respective sole expense, after providing prior notice thereof to the Borrower, to reference the arrangement of the Amendment in connection with marketing, press release or other transactional announcements or updates; provided that the content of any such marketing, press release or other transactional announcements or updates shall be reasonably acceptable to the Borrower (it being understood that tombstones referencing the arrangement of the Amendment, or inclusion of the Amendment on lists or in other formats, in each case providing the same information as is typically included on tombstones, shall not require prior notice thereof to, or acceptance by, the Borrower).

[SIGNATURE PAGE FOLLOWS]

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[SIGNATURE PAGE TO THE AMENDMENT COMMITMENT LETTER]

If the foregoing accurately sets forth your understanding, please indicate your acceptance hereof by signing the enclosed copy of this letter and returning it to Patrick Kern, PNC Capital Markets LLC, Address: 225 Fifth Ave. 5th Floor, Pittsburgh, PA 15222 (email:patrick.kern@pnc.com).  If the Borrower elects to deliver this letter by telecopier or electronic transmission, please arrange for the executed original to follow by next-day courier.  We are pleased to have this opportunity and very much look forward to working with you.

Sincerely,

PNC Bank, National Association

/s/ Richard C. Munsick
Name: Richard C. Munsick
Title: Senior Vice President

PNC Capital Markets LLC

/s/ Patrick Kern
Name: Patrick Kern
Title: Managing Director

Agreed to and accepted:

ARCH COAL INC.

By:	/s/ John T. Drexler
Name: John T. Drexler
Title: Senior Vice President and Chief Financial Officer
Date: April , 2012

Signature Page to
Commitment Letter

EXHIBIT A

ARCH COAL, INC.
SUMMARY OF AMENDMENT TERMS AND CONDITIONS

Borrower:	Arch Coal, Inc., a Delaware corporation (the “Company” or the “Borrower”).

Guarantors:

Consistent with the existing Amended and Restated Credit Agreement dated June 14, 2011, executed by the Company (the “Credit Agreement”). The Arch Western Group (as defined in the Credit Agreement) will join as additional guarantors in accordance with the amendments described below (capitalized terms used herein shall have the meanings ascribed in the Credit Agreement).

Administrative	PNC Bank, National Association (the “Administrative Agent”).
Agent:

Lenders:	The lenders party to the Credit Agreement (collectively, the “Lenders”).

Existing Credit Facility:	$2,000,000,000 senior secured revolving credit facility.

Transaction:

The Company is refinancing its debt facilities. A new Term Loan B (as described below) will be borrowed by the Company in a principal amount of $1,000,000,000 and the Revolving Credit Commitments will be reduced dollar for dollar by the amount of the Term Loan B. The Term Loan B facility will be included in the Credit Agreement and secured by the Collateral on a pari passu basis with the Revolving Credit Loans and other Obligations. The proceeds of Term Loan B will be used to (i) refinance the outstanding Revolving Credit Loans, (ii) prepay the AWR Senior Notes and (iii) to provide working capital or for other general corporate purposes. Upon the Company acquiring BP’s equity interests in Arch Western and the prepayment of the AWR Senior Notes, the Arch Western Group will become Loan Parties under the Credit Agreement and provide liens as security for the Obligations.

Amendment Request:	The Borrower is requesting that the Credit Agreement be amended as follows (the “Amendment”):

	1.	Reduce the Revolving Credit Commitments by the amount of Term Loan B.

2.

Add a new Term Loan B (the “Term Loan B”) in an aggregate principal amount of $1,000,000,000, which shall share in the Collateral pari passu with the Revolving Credit Loans and make conforming changes throughout the Credit Agreement to reflect the addition of the Term Loan B.

3.	Amend the Credit Agreement to provide a new negative covenant requiring the Company to acquire BP’s equity interests in Arch Western by October 31, 2012.

4.

Upon the Company acquiring BP’s equity interests in Arch Western and the prepayment of the AWR Senior Notes, (i) join the Arch Western Group as Guarantors and Loan Parties, and (ii) obtain liens on substantially all of their assets and equity interests as security for the Obligations as soon as practical after the execution of the Amendment (provided that the Administrative Agent shall have the discretion to exclude certain properties from liens in the event that obtaining a lien would be burdensome, costly or impractical). The Credit Agreement will be amended, as appropriate, to include such entities as Loan Parties.

5.	Increase the Commitment Fee to 0.75% if usage of the Revolving Credit Commitments is less than or equal to 33% and 0.50% if usage of the Revolving Credit Commitments is greater than 33%.

6	Amend Schedule 1.1(A) Pricing Grid to conform with the Schedule 1.1(A)(attached).

7.

Amend the definition of EBITDA (1) to allow add-backs for (i) non-cash impairment charges or asset write-offs (including goodwill) and (ii) transaction expense associated with this Amendment in an aggregate amount not to exceed $50,000,000 and (2) to allow for pro forma gains or losses to EBITDA attributable to certain permitted dispositions of assets.

8.

Amend the Credit Agreement to provide a new affirmative covenant requiring the Borrower to engage, within sixty (60) days of the effective date, a third party appraiser (satisfactory to the Administrative Agent) and to subsequently perform an evaluation of certain Collateral and to deliver such evaluation to the Administrative Agent promptly.

9.	Amend the Credit Agreement to provide a new negative covenant requiring the Borrower to prepay the AWR Senior Notes within sixty (60) days of the effective date of this Amendment.

10.

For the period commencing on the effective date of this Amendment through the date on which the compliance certificate for the quarter ending September 30, 2014 has been delivered to the Administrative Agent, the Credit Agreement shall be amended as follows:

a. Definition of Permitted Liens:

i. Amend clause (vii) of the definition of Permitted Liens to reduce the amount of liens on property leased under capital leases or Purchase Money Security Interests on assets purchased from $250,000,000 to $125,000,000.

ii. Amend clause (xiv) of the definition of Permitted Liens to reduce the amount of liens securing Indebtedness or other obligations from $250,000,000 to $50,000,000.

iii. Amend clause (xxiii) of the definition of Permitted Liens to reduce the amount of liens securing Indebtedness of Foreign Subsidiaries from $75,000,000 to $50,000,000.

b. Section 8.2.1 - Indebtedness:

i. Amend clause (ix) to reduce the amount of any capital lease or Indebtedness secured by Purchase Money Security Interests from $250,000,000 to $125,000,000.

ii. Amend clause (xviii) to reduce the amount of Indebtedness of Non-Guarantor Subsidiaries and Investments permitted pursuant Section 8.2.14(xxi) from $75,000,000 to $50,000,000.

c. Section 8.2.3 - Acquisitions.  Amend to limit the amount of Permitted Acquisitions to $200,000,000 (which shall be reduced by any Investments in a Permitted Joint Venture); provided, however, that, an additional amount equal to the lesser of (i) the net proceeds from the disposition of certain non-strategic assets allowed in Section 8.2.4 or (ii) $300,000,000, can be used to fund Permitted Acquisition

(and/or Permitted Joint Ventures). Notwithstanding the above, the Borrower must demonstrate pro forma compliance with the then applicable financial covenants and the sum of cash on hand and Availability of at least $500,000,000 prior to, and after giving effect to, any such Permitted Acquisitions.

d. Section 8.2.4 - Disposition of Assets:

i. Amend to allow for the disposition certain non-strategic assets in an aggregate amount not to exceed $1,000,000,000. The proceeds of such dispositions shall be required to be in cash.

ii. Delete clause (iii).

e. Section 8.2.6 - Joint Ventures:  Amend to limit the amount of Investments into Permitted Joint Ventures to $200,000,000 (which shall be reduced by any Permitted Acquisitions); provided, however, that, an additional amount equal to the lesser of (i) the net proceeds from the disposition of certain non-strategic assets allowed in Section 8.2.4 or (ii) $300,000,000, can be used to fund Permitted Joint Ventures (and/or Permitted Acquisitions). Notwithstanding the above, the Borrower must demonstrate pro forma compliance with the then applicable financial covenants and the sum of cash on hand and Availability of at least $500,000,000 prior to, and after giving effect to, any such Investment.

f. Section 8.2.9 - Dividends:

i. Amend clause (i) to limit such dividends to $30,000,000 per year and delete the pro-forma Leverage Ratio compliance requirement in such Section (but maintain the Senior Secured Leverage Ratio and Interest Coverage Ratio requirement).

ii. Delete clause (ii).

g. Section 8.2.14 - Loans and Investments:

i. Amend clause (viii) to reduce the Annual Maximum Investment from $150,000,000 to $80,000,000.

ii. Amend clause (xxi) to reduce the amount of Investments in Foreign Subsidiaries and Indebtedness permitted pursuant Section 8.2.1(xviii) from $75,000,000 to $50,000,000.

h.  Section 8.2 - New Capital Expenditures Covenant.  Amend Section 8.2 [Negative Covenants] to add a new negative covenant that restricts the Loan Parties maximum capital expenditures to $600,000,000 for the 2012 fiscal year and $600,000,000 for the 2013 fiscal year, with any unused amounts from the 2012 fiscal year carrying over.

i. Section 8.3.1 - Quarterly Reporting Covenant.  Amend Section 8.3.1 [Quarterly Financial Statements] to include the delivery of quarterly production reports, average realized price and future committed positions by region.

j.  Section 8.3 - New Monthly Reporting Covenant.  Amend Section 8.3 [Reporting Requirements] to include the delivery of a monthly income summary.

Notwithstanding the foregoing, after the date on which the compliance certificate for the quarter ending September 30, 2014, has been delivered to the Administrative Agent each of the foregoing amendments contained in this Section 10 of this term sheet shall no longer be in effect and such Sections of the Credit Agreement shall revert to the applicable language that was in effect immediately prior to the effective date of this Amendment.

11.         Provide for mandatory prepayments of the Term Loan B and the Revolving Credit Loans and reductions of Revolving Credit Commitments on a pro rata basis upon the occurrence of certain events, including (i) insurance recoveries, subject to agreed upon exceptions and thresholds, (ii) If the Indebtedness of the Securitization Subsidiaries in Permitted Receivables Financings exceeds $250,000,000 in the aggregate, a dollar for dollar reduction on the amount in excess of $250,000,000, (iii) the net cash proceeds of issuances, offerings or placements of unsecured debt obligations in excess of $500,000,000 of the Borrower and each of the Guarantors and (iv) sales of assets in excess of $500,000,000, in the aggregate; provided that in no event shall Revolving Credit Commitments be reduced to below $750,000,000.

12.   Add the following Minimum EBITDA covenant:

The Borrower shall not at any time permit the EBITDA of the Borrower and its Subsidiaries (excluding Special Subsidiaries), plus, without duplication, the Appropriate Percentage of each Special Subsidiary’s EBITDA, each on a consolidated basis in accordance with GAAP, to be less than the following amounts during the following periods:

Period	EBITDA
September 30, 2012 for the two fiscal quarters then ending	$200,000,000

December 31, 2012 for the three fiscal quarters then ending	$325,000,000

March 31, 2013 for the four fiscal quarters then ending	$400,000,000

June 30, 2013 for the four fiscal quarters then ending	$425,000,000

September 30, 2013 for the four fiscal quarters then ending	$450,000,000

December 31, 2013 for the four fiscal quarters then ending	$550,000,000

March 31, 2014 for the four fiscal quarters then ending	$650,000,000

June 30, 2014 for the four fiscal quarters then ending	$750,000,000

Notwithstanding the foregoing, the above Minimum EBITDA levels shall be modified to reflect pro forma adjustments to EBITDA attributable to certain permitted dispositions of assets, in a manner acceptable to the Administrative Agent.

13.         Amend and restate the Maximum Leverage Ratio covenant set forth in Section 8.2.10 [Maximum Leverage Ratio] with the following:

“The Borrower shall not permit the Leverage Ratio calculated as of the end of each fiscal quarter, to exceed the ratio set forth below for the periods specified below as at the end of each such fiscal quarter:

Period	Ratio
From September 30, 2014 through September 29, 2015	4.00 to 1.00

Thereafter	3.75 to 1.00”

14.         Amend and restate the Maximum Secured Leverage Ratio covenant set forth in Section 8.2.11 [Maximum Secured Leverage Ratio] with the following:

“The Borrower shall not permit the Senior Secured Leverage Ratio calculated as of the end of such fiscal quarter to be greater than the ratio set forth below for the periods specified below as at the end of each such fiscal quarter:

Period	Ratio
From June 30, 2012 through September 29, 2013	3.00 to 1.00

From September 30, 2013 through September 29, 2014	2.75 to 1.00

Thereafter	2.25 to 1.00”

15.         Amend and restate the Minimum Interest Coverage Ratio covenant set forth in Section 8.2.12 [Minimum Interest Coverage Ratio] with the following:

“The Borrower shall not permit the Interest Coverage Ratio calculated as of the end of such fiscal quarter to be less than the ratio set forth below for the periods specified below as at the end of each such fiscal quarter:

Period	Ratio
From June 30, 2012 through December 30, 2013	1.25 to 1.00

From December 31, 2013 through June 29, 2014	1.50 to 1.00

From June 30, 2014 through September 29, 2014	1.75 to 1.00

Thereafter	2.75 to 1.00”

16.   Add an option that subsequent to any Revolving Credit Commitment reduction, the Borrower may (so long as no default or event of default has occurred and is continuing) increase the Revolving Credit Commitments or the Term Loan B in an amount not to exceed $250,000,000; provided that the aggregate amount of Revolving Credit Commitments and any such Term Loan B increase shall not exceed $1,000,000,000.  The Borrower may solicit any Lender and/or any other financial institution reasonably satisfactory to the Administrative Agent or Term Loan B administrative Agent, as applicable, and the Borrower to provide such additional or new commitments.  No such lender shall be committed to provide any incremental commitment until it expressly agrees to provide such commitment.

Expenses:                                                                                                                Reasonable out-of-pocket expenses incurred by the Joint Lead Arrangers shall be for the account of the Borrower.  These include fees and expenses of the Joint Lead Arrangers’ legal counsel.

Collateral:                                                                                                           Secured, consistent with Credit Agreement, including the liens on the Arch Western Group as contemplated in connection with the Amendment.

Conditions	Usual and customary for transactions of this type, to include without limitation:
Precedent to
Effectiveness:

1.               Approval of Required Lenders and their written consent permitting the Administrative Agent to execute the Amendment on their behalf.

2.               Negotiation, execution and delivery of definitive amendment documentation satisfactory to the Borrower and the Administrative Agent.

3.               The issuance of the Term Loan B by the term lenders and the contemporaneous joinder to the Credit Agreement by such term lenders.

4.               Closing certificate as to the accuracy of Representations and Warranties, compliance with covenants and absence of an Event of Default or Potential Default.

5.               Certified resolutions, incumbency certificate and corporate documents.

6.               Receipt of five year projected consolidated financial statements, satisfactory to the Administrative Agent.

7.               No default under any note or credit agreement governing existing material indebtedness of the Borrower or any Guarantor has occurred or shall occur as a result of the amendment to the Credit Agreement.

8.               Obtain all approvals and consents as required.

9.               Delivery of legal opinion(s) of counsel satisfactory to the Administrative Agent.

10.         Payment of all fees and expenses due and payable to the Administrative Agent and the Lenders.

Other Conditions Precedent to Lending usual and customary with the additional financing.

Amendment Fee.

Upon the conditions to effectiveness contained in the this Summary of Terms and Conditions being met, the Borrower shall pay to each Lender that provides its written consent or approval to the Amendment on or before 5:00 p.m. Pittsburgh time on April 30, 2012, an early consent fee in an amount equal to the aggregate amount of such Lender’s allocated commitments (after giving effect to the Amendment and the Revolving Credit Commitment reduction) in respect of the Revolving Facility multiplied by 75.0 basis points.  Upon the conditions to effectiveness contained in the this Summary of Terms and Conditions being met, the Borrower shall pay to each Lender that approves of the Amendment after 5:00 p.m. Pittsburgh time April 30, 2012 but on or before 5:00 p.m. Pittsburgh time on May 4, 2012, an amendment fee in an amount equal to the aggregate amount of such Lender’s allocated commitments (after giving effect to the Amendment and the Revolving Credit Commitment reduction) in respect of the Revolving Facility multiplied by 37.5 basis points.

Governing Law:	The State of New York, except as to real estate and certain other collateral documents required to be governed by local law.

Administrative	Buchanan Ingersoll & Rooney PC.
Agent’s Counsel:

THIS SUMMARY OF AMENDED TERMS AND CONDITIONS IS NOT A COMMITMENT OR AN OFFER TO LEND AND DOES NOT CREATE ANY OBLIGATION ON THE PART OF PNC BANK, THE JOINT LEAD ARRANGERS, THE ISSUING LENDER, ANY LENDER OR ANY AFFILIATE THEREOF.  NEITHER PNC BANK, THE JOINT LEAD ARRANGERS, THE ISSUING LENDER, ANY LENDER NOR ANY AFFILIATE THEREOF WILL BE DEEMED TO EXTEND ANY COMMITMENT TO THE BORROWER UNLESS AND UNTIL A FORMAL COMMITMENT LETTER IS ISSUED AND HAS BEEN EXECUTED AND DELIVERED.  THIS OUTLINE IS ONLY A BRIEF DESCRIPTION OF THE PRINCIPAL TERMS OF SUGGESTED FACILITIES AND IS INTENDED FOR DISCUSSION PURPOSES ONLY.

Schedule 1.1(A)

Amended Revolver Pricing Grid

Level	Senior Secured Leverage Ratio	Euro-Rate Margin (Loan)	Base Rate Margin (Loan)	Applicable Letter of Credit Fee

I	Less than 1.00 to 1.00	3.50%	2.50%	3.50%

II	Greater than or equal to 1.00 to 1.00 but less 2.00 to 1.00	4.00%	3.00%	4.00%

III	Greater than or equal to 2.00 to 1.00	4.50%	3.50%	4.50%

Pricing will be locked at no less than Level II until the delivery of the compliance certificate for the fiscal period ending December 31, 2012.